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                    [LORAL SPACE & COMMUNICATIONS LTD. LOGO]

                               OFFER TO EXCHANGE

      $1.92 IN CASH AND 4 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE
                                ("COMMON STOCK")
                                      FOR
                           EACH OUTSTANDING SHARE OF
          6% SERIES C CONVERTIBLE REDEEMABLE PREFERRED STOCK DUE 2006
                                    AND FOR
                           EACH OUTSTANDING SHARE OF
          6% SERIES D CONVERTIBLE REDEEMABLE PREFERRED STOCK DUE 2007

                         PURSUANT TO THE EXCHANGE OFFER
                             DATED AUGUST 27, 2002

THE OFFER WILL EXPIRE AT 12:00 A.M. (MIDNIGHT) , NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 25, 2002 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF PREFERRED STOCK (AS DEFINED BELOW) MUST VALIDLY TENDER THEIR PREFERRED STOCK ON OR PRIOR TO THE EXPIRATION DATE IN ORDER FOR THEIR PREFERRED STOCK TO BE EXCHANGED PURSUANT TO THIS OFFER. TENDERED PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

     Enclosed for your consideration is an Exchange Offer dated August 27, 2002 (the "Exchange Offer"), and a Letter of Transmittal (the Exchange Offer and the Letter of Transmittal together constitute the "Offer") relating to the offer by Loral Space & Communications Ltd. (the "Issuer") to exchange $1.92 in cash and 4 shares of its Common Stock for each outstanding share of its 6% Series C Convertible Redeemable Preferred Stock due 2006 (the "Series C Preferred Stock") and for each outstanding share of its 6% Series D Convertible Redeemable Preferred Stock due 2007 (the "Series D Preferred Stock" and together with the Series C Preferred Stock, the "Preferred Stock").

     The enclosed material is being forwarded to you as the beneficial owner of Series C Preferred Stock or Series D Preferred Stock held by us for your account or benefit but not registered in your name. A tender of any Preferred Stock may only be made by us as the registered Holder pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Preferred Stock registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such Holder promptly if they wish to tender Preferred Stock in the Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all such Preferred Stock held by us for your account or benefit, pursuant to the terms and conditions set forth in the Exchange Offer and Letter of Transmittal. We urge you to read carefully the Exchange Offer and Letter of Transmittal before instructing us to tender your Preferred Stock.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Preferred Stock on your behalf in accordance with the provisions of the Offer. The Offer expires at 12:00 a.m. (midnight), New
York City time, on Wednesday, September 25, 2002, unless extended. The term "Expiration Date" shall mean 12:00 a.m. (midnight), New York City time, on Wednesday, September 25, 2002, unless the Offer is extended as provided in the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to
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which the Offer is extended. A tender of Preferred Stock may be withdrawn at any time prior to 12:00 a.m., (midnight), New York City time, on the Expiration
Date.

     Your attention is directed to the following:

     1. The Offer is for the tender of each share of Preferred Stock for $1.92 in cash and 4 shares of Common Stock. As of July 31, 2002, 8,084,174 shares of Series C Preferred Stock and 3,391,688 shares of Series D Preferred Stock were outstanding;

     2. The Offer is subject to certain conditions. See "The Exchange Offer -- Conditions" in the Exchange Offer;

     3. The Offer and withdrawal rights will expire at 12:00 a.m. (midnight), New York City time, on Wednesday, September 25, 2002, unless extended; and

     4. The Issuer has agreed to pay certain expenses of the Offer. Any transfer taxes incident to the transfer of Preferred Stock from the tendering Holder to the Issuer will be paid by the Issuer, except as provided in the Offer to Exchange and the Letter of Transmittal. See "Fees and Expenses" in the Exchange Offer.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of Holders of Preferred Stock, residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish us to tender any or all of your Preferred Stock held by us for your account or benefit, please do instruct us by completing, executing and returning to us the attached instruction form.

     THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE PREFERRED STOCK HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

     THIS MATERIAL RELATING TO THE OFFER IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF PREFERRED STOCK CARRIED BY US FOR YOUR ACCOUNT OR BENEFIT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF ANY SUCH PREFERRED STOCK WITH RESPECT THERETO CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER PREFERRED STOCK WITH RESPECT TO SUCH PREFERRED STOCK, HELD BY US FOR YOUR ACCOUNT.

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                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer of Loral Space & Communications Ltd.

     This will instruct you to tender for exchange the aggregate number of shares of Preferred Stock indicated below (or, if no aggregate principal amount is indicated below, all shares of Preferred Stock) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Exchange Offer and the Letter of Transmittal.

     Number of Shares of Preferred Stock to be tendered*:

     Series C Preferred Stock:
     -----------------------------------**

     Series D Preferred Stock:
     -----------------------------------**

     *Please indicate by marking "N/A" in the appropriate space if you do not hold any shares of a particular series of Preferred Stock.

     **I (we) understand that if I (we) sign this instruction form without indicating an aggregate number of shares of Preferred Stock in the space above, all shares of Preferred Stock held by you for my (our) account will be tendered.

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                                  SIGNATURE(S)

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   CAPACITY (FULL TITLE) IF SIGNING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY

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                    NAME(S) AND ADDRESS, INCLUDING ZIP CODE

Date:
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                         AREA CODE AND TELEPHONE NUMBER

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                 TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NO.

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